As filed with the Securities and Exchange Commission on May 11, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

21ST CENTURY FOX AMERICA, INC.

(Exact name of registrant as specified in its charter)

Delaware	2711	13-3249610
(State or other jurisdiction of incorporation or organization)	(Primary standard industrial classification code number)	(I.R.S. Employer Identification Number)

1211 Avenue of the Americas

New York, NY 10036

(212) 852-7000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

TWENTY-FIRST CENTURY FOX, INC.

(Exact name of registrant as specified in its charter)

Delaware	2711	26-0075658
(State or other jurisdiction of incorporation or organization)	(Primary standard industrial classification code number)	(I.R.S. Employer Identification Number)

1211 Avenue of the Americas

New York, NY 10036

(212) 852-7000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Janet Nova, Esq.

21st Century Fox America, Inc.

1211 Avenue of the Americas

New York, NY 10036

(212) 852-7000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications to:

Amy Bowerman Freed, Esq. Hogan Lovells US LLP 875 Third Avenue New York, NY 10022 (212) 918-3000	Joseph H. Kaufman, Esq. Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017-3954 (212) 455-2000

Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Debt Securities(3)
Guarantees of Debt Securities(4)

(1)	Omitted pursuant to Form S-3 General Instruction II.E. An indeterminate aggregate initial offering price and amount of debt securities is being registered as may from time to time be offered at indeterminate prices.
(2)	The registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act and defers payment of all of the registration fee. Registration fees will be paid subsequently on a “pay as you go” basis.
(3)	The debt securities will be guaranteed by the co-registrant.
(4)	No separate consideration will be received for such guarantees. Pursuant to Rule 457(n) under the Securities Act, no registration fee is required with respect to such guarantees.

PROSPECTUS

21ST CENTURY FOX AMERICA, INC.

Debt Securities

TWENTY-FIRST CENTURY FOX, INC.

Guarantees of Debt Securities

21st Century Fox America, Inc. (the “Issuer”) may, from time to time, offer, issue and sell debt securities in one or more series and in one or more offerings. Debt securities of the Issuer will be guaranteed by Twenty-First Century Fox, Inc. (the “Guarantor”).

The Issuer may offer and sell debt securities to or through agents, underwriters or dealers, or directly to purchasers, or through a combination of these methods, on a continuous or delayed basis. The names of any agents, underwriters or dealers and the terms of the arrangements with any such entities will be stated in the applicable prospectus supplement or free writing prospectus.

If the Issuer decides to list or seek a quotation for any of the debt securities, the prospectus supplement relating to those debt securities will disclose the exchange or market on which those debt securities will be listed or quoted.

You should read carefully this prospectus, any prospectus supplement, any free writing prospectus and the documents incorporated by reference in this prospectus and any prospectus supplement before you invest. Investing in our securities involves risks. Please see “Risk Factors” on page 1 for more information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated May 11, 2017

You should rely only on the information contained or incorporated by reference in this prospectus, in any accompanying prospectus supplement or in any free writing prospectus filed by the Issuer and the Guarantor with the Securities and Exchange Commission (the “Commission”). Neither the Issuer nor the Guarantor has authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained or incorporated by reference in this prospectus and any prospectus supplement or in any such free writing prospectus is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates.

Neither the Issuer nor the Guarantor is making an offer to sell these debt securities in any jurisdiction where the offer or sale is not permitted.

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that the Issuer and the Guarantor filed with the Commission utilizing a “shelf” registration process. Under this shelf registration process, we may sell at any time and from time to time, in one or more offerings the debt securities described in this prospectus.

This prospectus provides you with a general description of the debt securities and guarantees the Issuer and the Guarantor may offer. Each time the Issuer and the Guarantor sell securities pursuant to this prospectus, the Issuer and the Guarantor will provide a prospectus supplement or free writing prospectus that will contain specific information about the terms of that offering, including, but not limited to, the specific amounts, prices and terms of the debt securities offered. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus. Any statement made in this prospectus will be modified or superseded by any inconsistent statement made in a prospectus supplement or free writing prospectus. If there is any inconsistency between the information in this prospectus and the information in the prospectus supplement or free writing prospectus, you should rely on the information in the prospectus supplement or such free writing prospectus, as the case may be. This prospectus may not be used to sell any debt securities unless accompanied by a prospectus supplement or free writing prospectus.

You should read both this prospectus and any prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference”, and any free writing prospectus that we may prepare and distribute.

When used in this prospectus, the term the “Issuer” refers to 21st Century Fox America, Inc., and “we,” “our” , “us” and “21st Century Fox” refers to Twenty-First Century Fox, Inc. and its consolidated subsidiaries, unless otherwise specified or the context otherwise requires.

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RISK FACTORS

Investing in our securities involves risks. You should carefully consider and evaluate the risks and uncertainties described under “Risk Factors” in the Guarantor’s Annual Report on Form 10-K for the year ended June 30, 2016, the Guarantor’s Quarterly Reports on Form 10-Q for the quarterly periods ended September 30, 2016, December 31, 2016 and March 31, 2017, and the other information set forth or incorporated by reference in this prospectus and any accompanying prospectus supplement before you decide to purchase our securities. Any of the risks and uncertainties set forth therein could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the trading price or value of our securities. As a result, you could lose all or part of your investment. See “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” below.

WHERE YOU CAN FIND MORE INFORMATION

The Guarantor files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”).

You may read and copy any materials filed with the Commission at the Public Reference Room of the Commission, 100 F Street N.E., Washington, D.C. 20549. For more information about the operation of the Public Reference Room, call the Commission at 1-800-SEC-0330. The Commission also maintains a website that contains reports and other information about issuers who file electronically with the Commission. The Internet address of the site is http://www.sec.gov.

You may also obtain certain of these documents at the Guarantor’s website at www.21cf.com. We are not incorporating the contents of the websites of the Commission, the Guarantor or any other person into this document. We are only providing information about how you may obtain certain documents that are incorporated into this document by reference at these websites.

The Issuer and the Guarantor have filed with the Commission a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus forms part of the registration statement filed by the Issuer and the Guarantor with the Commission under the Securities Act. Whenever a reference is made in this prospectus to a contract or other document that is an exhibit to the registration statement, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement and the documents incorporated by reference herein at the Commission’s Public Reference Room in Washington, D.C., as well as through the Commission’s website listed above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Commission allows the Issuer and the Guarantor to “incorporate by reference” information into this prospectus, which means important information may be disclosed to you by referring you to another document filed separately with the Commission. Any information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus. This prospectus incorporates by reference the documents set forth below that the Guarantor has previously filed with the Commission (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with the Commission’s rules).

The Issuer and the Guarantor incorporate by reference in this prospectus the documents set forth below that have been previously filed with the Commission as well as any filings the Guarantor makes with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before the termination of the applicable offering; provided, however, that, except as specifically provided below, we are not incorporating any documents or information deemed to have been furnished rather than filed in accordance with Commission rules:

•	the Guarantor’s Annual Report on Form 10-K for the fiscal year ended June 30, 2016, filed August 11, 2016;

•	the Guarantor’s Quarterly Reports on Form 10-Q for the quarters ended September 30, 2016, filed November 2, 2016, December 31, 2016, filed February 9, 2017 and March 31, 2017, filed May 10, 2017;

•	the Guarantor’s Current Reports on Form 8-K, filed July 21, 2016, August 3, 2016 (not including disclosure furnished under Item 2.02 or related Exhibit 99.1), November 10, 2016, November 15, 2016, November 18, 2016, December 16, 2016, December 22, 2016, March 23, 2017 and April 20, 2017; and

•	the portions of the Guarantor’s Definitive Proxy Statement on Schedule 14A filed September 23, 2016, as supplemented, that are incorporated by reference in the Guarantor’s Annual Report on Form 10-K for the fiscal year ended June 30, 2016.

Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any prospectus supplement.

To obtain copies of these filings, see “Where You Can Find More Information.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement, any free writing prospectus and the documents incorporated by reference herein contain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, that address activities, events or developments that we expect or anticipate will or may occur in the future, or that include the words “may,” “will,” “would,” “could,” “should,” “believes,” “estimates,” “projects,” “plans,” “intends,” “anticipates,” “continues,” “forecasts,” “designed,” “goal,” or the negative of those words or other comparable words are intended to identify forward-looking statements. Forward-looking statements are not guarantees of future performance and our actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such differences include, but are not limited to, those discussed in of our most recent periodic reports under the heading “Risk Factors,” which are incorporated herein by reference. We assume no obligation to revise or update any forward-looking statements for any reason, except as required by law.

21ST CENTURY FOX AND THE ISSUER

21st Century Fox

21st Century Fox is a diversified global media and entertainment company.

The Issuer

21st Century Fox America, Inc., the Issuer, a 100% owned subsidiary of the Guarantor, is an operating company and holding company, which, together with its subsidiaries, holds most of the operating assets of 21st Century Fox.

The Guarantor’s and the Issuer’s principal executive offices are located at 1211 Avenue of the Americas, New York, New York 10036. The telephone number at that address is (212) 852-7000.

USE OF PROCEEDS

The use of proceeds will be specified in the applicable prospectus supplement or free writing prospectus.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth the ratio of earnings to fixed charges for the periods indicated:

	Nine months ended March 31, 2017	Fiscal Years Ended June 30,
		2016	2015	2014	2013	2012
Ratio of earnings to fixed charges	5.2	4.5	8.0	4.8	7.7	4.3

DESCRIPTION OF DEBT SECURITIES

The following summary of the terms of the debt securities describes general terms that apply to the debt securities. The particular terms of any debt securities will be described more specifically in the prospectus supplement relating to such debt securities. Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issued under an indenture to be entered into among the Issuer, the Guarantor and The Bank of New York Mellon, as trustee (such trustee or any successor trustee, the “Trustee”). The indenture has been filed as an exhibit to the registration statement of which this prospectus is part. The terms of the debt securities will include those stated in the indenture (including any supplemental indentures that specify the terms of a particular series of debt securities) as well as those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.

The Issuer may issue debt securities. The debt securities may be the Issuer’s senior, senior subordinated or subordinated and, unless otherwise expressly stated in the applicable prospectus supplement, unsecured obligations and may be issued in one or more series. The debt securities of any series of the Issuer will have the benefit of a guarantee (a “Guarantee”) by the Guarantor and may have the benefit of future subsidiary guarantees by one or more of the Issuer’s subsidiaries. No such subsidiary guarantors have been included as registrants under the registration statement of which this prospectus forms a part and such subsidiary guarantors, if any, will be added as registrants pursuant to a post-effective amendment. The Guarantee will be the senior, senior subordinated or subordinated and, unless otherwise expressly stated in the applicable prospectus supplement, unsecured obligation of the Guarantor. If so indicated in the applicable prospectus supplement, the Issuer may issue debt securities that are secured by specified collateral or that have the benefit of a Guarantee that is secured by specified collateral. Unless otherwise expressly stated or the context otherwise requires, as used in this section, the term “guaranteed debt securities” means any debt securities that, as described in the prospectus supplement relating thereto, are guaranteed by the Guarantor pursuant to the indenture; the term “secured debt securities” means any debt securities that, as described in the prospectus supplement relating thereto, are secured by collateral; the term “unsecured debt securities” means any debt securities that are not secured by collateral; and the term “debt securities” includes both unsecured debt securities and secured debt securities.

The debt securities issued by the Issuer will be issued under an indenture, to be entered into by the Issuer, the Guarantor, a trustee, registrar, paying agent and transfer agent and/or a collateral agent, as applicable. The trustee (if other than the Trustee), registrar, paying agent, transfer agent, collateral agent, calculation agent and/or foreign currency agent (collectively, the “agents”), as applicable, shall be named in the applicable prospectus supplement. Unless otherwise expressly stated in the applicable prospectus supplement, the Issuer may issue both secured and unsecured debt securities under the indenture.

The following summary of selected provisions of the indenture, the debt securities and the Guarantee is not complete, and the summary of selected terms of a particular series of debt securities and, if applicable, the Guarantee of the debt securities of that series included in the applicable prospectus supplement also will not be complete. You should review the form of indenture, the form of any applicable supplemental indenture and the form of certificate evidencing the applicable debt securities, which forms have been or will be filed as exhibits to the registration statement of which this prospectus is a part or as exhibits to documents which have been or will be incorporated by reference in this prospectus. To obtain a copy of the form of indenture, the form of any such supplemental indenture or the form of certificate for any debt securities, see “Where You Can Find More Information” in this prospectus. The following summary and the summary in the applicable prospectus supplement are qualified in their entirety by reference to all of the provisions of the indenture, any supplemental indenture and the certificates evidencing the applicable debt securities, which provisions, including defined terms, are incorporated by reference in this prospectus. Capitalized terms used in this section and not defined have the meanings assigned to those terms in the indenture.

The following description of debt securities describes general terms and provisions of a series of debt securities and, if applicable, the Guarantee of the debt securities of that series to which any prospectus supplement may relate. The debt securities may be issued from time to time in one or more series. The particular terms of each series that is offered by a prospectus supplement will be described in the applicable prospectus supplement. If any particular terms of the debt securities or, if applicable, a Guarantee of the debt securities of that series or the indenture described in a prospectus supplement differ from any of the terms described in this prospectus, the terms described in the applicable prospectus supplement will supersede the terms described in this prospectus.

General

The indenture provides that the debt securities may be issued without limit as to aggregate principal amount, in one or more series, and in any currency or currency units, in each case as established from time to time in or under the authority granted by a resolution of the Board of Directors or as established in one or more supplemental indentures. All debt securities of one series need not be issued at the same time, and may vary as to interest rate, maturity and other provisions and, unless otherwise provided, a series may be “reopened,” without the consent of the holders of the debt securities of that series, for issuance of additional debt securities of that series ranking equally with debt securities of that series and otherwise similar in all respects except for issue date and issue price. Please read the applicable prospectus supplement relating to the series of debt securities being offered for specific terms including, where applicable:

•	the title of the series of debt securities;

•	any limit on the aggregate principal amount of debt securities of the series;

•	whether such securities rank as senior debt securities, senior subordinated debt securities or subordinated debt securities;

•	whether the debt securities of the series will be guaranteed by any subsidiary guarantors and, if so, the names of the subsidiary guarantors of the debt securities of the series and a description of the subsidiary guarantees;

•	the price or prices at which debt securities of the series will be issued;

•	the person to whom any interest on a debt security of the series shall be payable, if other than the person in whose name that debt security is registered on the applicable record date;

•	the date or dates on which the Issuer will pay the principal of and premium, if any, on debt securities of the series, or the method or methods, if any, used to determine those dates;

•	the rate or rates, which may be fixed or variable, at which debt securities of the series will bear interest, if any, or the method or methods, if any, used to determine those rates;

•	the basis used to calculate interest, if any, on the debt securities of the series if other than a 360-day year of twelve 30-day months;

•	the date or dates, if any, from which interest on the debt securities of the series will begin to accrue, or the method or methods, if any, used to determine those dates;

•	the dates on which the interest, if any, on the debt securities of the series will be payable and the record dates for the payment of interest;

•	the place or places where amounts due on the debt securities of the series will be payable and where the debt securities of the series may be surrendered for registration of transfer and exchange, if other than the corporate trust office of the Trustee;

•	the terms and conditions, if any, upon which the Issuer may, at its option, redeem debt securities of the series;

•	the terms and conditions, if any, upon which the Issuer will repurchase or repay debt securities of the series at the option of the holders of debt securities of the series;

•	the terms of any sinking fund or analogous provision;

•	if other than U.S. dollars, the currency in which the purchase price for the debt securities of the series will be payable, the currency in which payments on the debt securities of the series will be payable, and the ability, if any, of the Issuer or the holders of debt securities of the series to have payments made in any other currency or currencies;

•	any addition to, or modification or deletion of, any covenant or Event of Default with respect to debt securities of the series;

•	whether any debt securities of the series will be issued in temporary or permanent global form (“global debt securities”) and, if so, the identity of the depositary for the global debt securities if other than The Depository Trust Company (“DTC”);

•	if and under what circumstances the Issuer will pay additional amounts (“Additional Amounts”) on the debt securities of the series in respect of specified taxes, assessments or other governmental charges and, if so, whether the Issuer will have the option to redeem the debt securities of the series rather than pay the Additional Amounts;

•	the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid, if other than in the manner provided in the indenture;

•	the portion of the principal amount of the debt securities of the series which will be payable upon acceleration if other than the full principal amount;

•	the authorized denominations in which the debt securities of the series will be issued, if other than denominations of $2,000 and any integral multiples of $1,000;

•	the terms, if any, upon which debt securities of the series may be exchangeable for other property;

•	if the amount of payments on the debt securities of the series may be determined with reference to an index, formula or other method or methods and the method used to determine those amounts;

•	a description of the Guarantee;

•	if the debt securities of the series or, if applicable, a Guarantee of those debt securities will be secured by any collateral and, if so, a general description of the collateral and of some of the terms of any related security, pledge or other agreements;

•	any rights of Holders of such Securities to convert or exchange, and the obligations of the Issuer to convert or exchange, such Securities into common shares or other securities or property;

•	any listing of the debt securities on any securities exchange;

•	any other terms of the debt securities of the series, the Guarantee and, if applicable, a subsidiary guarantee of the debt securities (whether or not such other terms are consistent or inconsistent with any other terms of the indenture); and

•	the appointment of any agents, if other than the Trustee.

As used in this prospectus and any prospectus supplement relating to the offering of debt securities of any series, references to the principal of and premium, if any, and interest, if any, on the debt securities of the series include the payment of Additional Amounts, if any, required by the debt securities of the series to be paid in that context.

Debt securities may be issued as original issue discount securities to be sold at a substantial discount below their principal amount. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder upon acceleration will be determined in the manner described in the applicable prospectus supplement. Certain U.S. federal income tax considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

If the purchase price of any debt securities is payable in a foreign currency or if the principal of, or premium, if any, or interest, if any, on any debt securities is payable in a foreign currency, the specific terms of those debt securities and the applicable foreign currency will be specified in the prospectus supplement relating to those debt securities.

The terms of the debt securities of any series may differ from the terms of the debt securities of any other series, and the terms of particular debt securities within any series may differ from each other. Unless otherwise expressly provided in the prospectus supplement relating to any series of debt securities, the Issuer may, without the consent of the holders of the debt securities of any series, reopen an existing series of debt securities and issue additional debt securities of that series.

Unless otherwise described in a prospectus supplement relating to any series of debt securities and except to the limited extent set forth below under “— Merger, Consolidation and Sale of Assets,” the indenture does not contain any provisions that would limit the Issuer’s or the Guarantor’s ability or the ability of any of the Issuer’s subsidiaries to incur indebtedness or other liabilities or that would afford holders of debt securities protection in the event of a business combination, takeover, recapitalization or highly leveraged or similar transaction involving the Issuer or the Guarantor. Accordingly, the Issuer, the Guarantor and its subsidiaries may in the future enter into transactions that could increase the amount of its consolidated indebtedness and other liabilities or otherwise adversely affect its capital structure or credit rating without the consent of the holders of the debt securities of any series.

Registration, Transfer and Payment

Unless otherwise indicated in the applicable prospectus supplement, each series of debt securities will be issued in registered form only, without coupons.

Unless otherwise indicated in the applicable prospectus supplement, registered debt securities will be issued in denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be payable and may be surrendered for registration of transfer or exchange and, if applicable, for conversion into or exchange for other securities or property, at an office or agency maintained by the Issuer, in the United States of America. However, the Issuer, at its option, may make payments of interest on any registered debt security by check mailed to the address of the person entitled to receive that payment or by wire transfer to an account maintained by the payee with a bank located in the United States of America. Unless otherwise indicated in the applicable prospectus supplement, no service charge shall be made for any registration of transfer or exchange, redemption or repayment of debt securities, or for any conversion or exchange of debt securities for other securities or property, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with that transaction.

Unless otherwise indicated in the applicable prospectus supplement, the Issuer will not be required to:

•	issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series of like tenor and terms to be redeemed and ending at the close of business on the day of that selection;

•	register the transfer of or exchange any registered debt security, or portion of any registered debt security, selected for redemption, except the unredeemed portion of any registered debt security being redeemed in part; or

•	issue, register the transfer of or exchange a debt security which has been surrendered for repayment at the option of the holder, except the portion, if any, of the debt security not to be repaid.

Guarantees

The debt securities of any series of the Issuer will be guaranteed by the Guarantor. Any series of the debt securities may also be guaranteed by one or more of the Issuer’s subsidiaries. In the event the Issuer issues a series of debt securities guaranteed by one or more subsidiaries, any subsidiary guarantors will be identified in the applicable post-effective amendment and applicable prospectus supplement.

A description of some of the terms of the Guarantee of a series of debt securities will be set forth in the applicable prospectus supplement. The Guarantor of a series of debt securities will unconditionally guarantee the due and punctual payment of the principal of, and premium, if any, and interest, if any, on and any other amounts payable with respect to, each debt security of such series and the due and punctual performance of all of the Issuer’s other obligations under the indenture with respect to the debt securities of such series, all in accordance with the terms of such debt securities and the indenture.

Notwithstanding the foregoing, unless otherwise provided in the prospectus supplement, the indenture will contain provisions to the effect that the obligations of the Guarantor under its Guarantee and the indenture shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of the Guarantor, result in the obligations of the Guarantor under such Guarantee and the indenture not constituting a fraudulent conveyance or fraudulent transfer under applicable law. However, there can be no assurance that, notwithstanding such limitation, a court would not determine that a Guarantee constituted a fraudulent conveyance or fraudulent transfer under applicable law. If that were to occur, the court could void the Guarantor’s obligations under that Guarantee, subordinate that Guarantee to other debt and other liabilities of that Guarantor or take other action detrimental to holders of the debt securities of the applicable series, including directing the holders to return any payments received from the Guarantor.

The applicable prospectus supplement will specify other terms of the Guarantee, which may include provisions that allow the Guarantor to be released from its obligations under its Guarantee under specified circumstances or that provide for the Guarantee to be secured by specified collateral.

Unless otherwise expressly stated in the applicable prospectus supplement, the Guarantee will be the senior, senior subordinated or subordinated and unsecured obligation of the Guarantor and will rank on a parity in right of payment with all other senior, senior subordinated or subordinated and unsecured indebtedness and guarantees of the Guarantor, as applicable. Each Guarantee (other than a secured Guarantee) will be effectively subordinated to all existing and future secured indebtedness and secured guarantees of the Guarantor to the extent of the value of the collateral securing that indebtedness and those guarantees. Consequently, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to the Guarantor that has provided an unsecured Guarantee of any debt securities, the holders of that Guarantor’s secured indebtedness and secured guarantees will be entitled to proceed directly against the collateral that secures that secured indebtedness or those secured guarantees, as the case may be, and such collateral will not be available for satisfaction of any amount owed by the Guarantor under its unsecured indebtedness and unsecured guarantees, including its unsecured Guarantees of any debt securities, until that secured debt and those secured guarantees are satisfied in full. Unless otherwise provided in the applicable prospectus supplement, the indenture will not limit the ability of the Guarantor to incur secured indebtedness or issue secured guarantees.

Unless otherwise expressly stated in the applicable prospectus supplement, each secured Guarantee will be an unsubordinated obligation of the Guarantor and will rank on a parity in right of payment with all other unsecured and unsubordinated indebtedness and guarantees of the Guarantor, except that such secured Guarantee will effectively rank senior to the Guarantor’s unsecured and unsubordinated indebtedness and guarantees in respect of claims against the collateral securing that secured Guarantee.

Book-entry Debt Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global debt securities. Global debt securities will be deposited with, or on behalf of, a depositary which, unless otherwise specified in the applicable prospectus supplement relating to the series, will be DTC. Global debt securities may be issued in either temporary or permanent form. Unless and until it is exchanged in whole or in part for individual certificates evidencing debt securities, a global debt security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

The Issuer anticipates that global debt securities will be deposited with, or on behalf of, DTC and that global debt securities will be registered in the name of DTC’s nominee, Cede & Co. All interests in global debt securities deposited with, or on behalf of, DTC will be subject to the operations and procedures of DTC and, in the case of any interests in global debt securities held through Euroclear Bank S.A./N.V. (“Euroclear”) or Clearstream Banking, société anonyme (“Clearstream, Luxembourg”), the operations and procedures of Euroclear or Clearstream, Luxembourg, as the case may be, the Issuer also anticipates that the following provisions will apply to the depository arrangements with respect to global debt securities. Additional or differing terms of the depository arrangements may be described in the applicable prospectus supplement.

DTC has advised the Issuer that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, which eliminates the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Access to the DTC system is also available to others, sometimes referred to in this prospectus as indirect participants, that clear transactions through or maintain a custodial relationship with a direct participant either directly or indirectly. Indirect participants include securities brokers and dealers, banks and trust companies. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of debt securities within the DTC system must be made by or through direct participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of the actual purchaser or beneficial owner of a debt security is, in turn, recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased the debt securities. Transfers of ownership interests in debt securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the debt securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all debt securities deposited by participants with DTC will be registered in the name of DTC’s nominee, Cede & Co. The deposit of debt securities with DTC and their registration in the name of Cede & Co. will not change the beneficial ownership of the debt securities. DTC has no knowledge of the actual beneficial owners of the debt securities. DTC’s records reflect only the identity of the direct participants to whose accounts the debt securities are credited. Those participants may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time. Redemption notices shall be sent to DTC or its nominee. If less than all of the debt securities of a series are being redeemed, DTC will reduce the amount of the interest of each direct participant in the debt securities under its procedures.

In any case where a vote may be required with respect to the debt securities of any series, neither DTC nor Cede & Co. will give consents for or vote the global debt securities. Under its usual procedures, DTC will mail an omnibus proxy to the Issuer after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the debt securities are credited on the record date identified in a listing attached to the omnibus proxy. Principal and premium, if any, and interest, if any, on the global debt securities will be paid to Cede & Co., as nominee of DTC. DTC’s practice is to credit direct participants’ accounts on the relevant payment date unless DTC has reason to believe that it will not receive payments on the payment date. Payments by direct and indirect participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of DTC’s direct and indirect participants and not of DTC, the Issuer, any trustee or any underwriters or agents involved in the offering or sale of any debt securities. Payment of principal, premium, if any, and interest, if any, to DTC is the Issuer’s, responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, beneficial owners of interests in a global debt security will not be entitled to have debt securities registered in their names and will not receive physical delivery of debt securities. Accordingly, each beneficial owner must rely on the procedures of DTC to exercise any rights under the debt securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer or pledge beneficial interests in global debt securities.

DTC is under no obligation to provide its services as depositary for the debt securities of any series and may discontinue providing its services at any time. Neither the Issuer, the Guarantor nor any trustee nor any underwriters or agents involved in the offering or sale of any debt securities will have any responsibility for the performance by DTC or its participants or indirect participants under the rules and procedures governing DTC. As noted above, beneficial owners of interests in global debt securities generally will not receive certificates representing their ownership interests in the debt securities. However, if:

•	DTC notifies the Issuer that it is unwilling or unable to continue as a depositary for the global debt securities of any series or if DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934 (if so required by applicable law or regulation) and a successor depositary for the debt securities of such series is not appointed within 90 days of the notification to the Issuer or of the Issuer becoming aware of DTC’s ceasing to be so registered, as the case may be,

•	the Issuer determines, in its sole discretion, not to have the debt securities of any series represented by one or more global debt securities, or

•	an Event of Default under the indenture has occurred and is continuing with respect to the debt securities of any series,

the Issuer will prepare and deliver certificates for the debt securities of that series in exchange for beneficial interests in the global debt securities of that series. Any beneficial interest in a global debt security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for debt securities in definitive certificated form registered in the names and in the authorized denominations that the depositary shall direct. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global debt securities.

Clearstream, Luxembourg and Euroclear hold interests on behalf of their participating organizations through customers’ securities accounts in Clearstream, Luxembourg’s and Euroclear’s names on the books of their respective depositaries, which hold those interests in customers’ securities accounts in the depositaries’ names on the books of DTC. At the present time, Citibank, N.A. acts as U.S. depositary for Clearstream, Luxembourg and JPMorgan Chase Bank, N.A. acts as U.S. depositary for Euroclear (the “U.S. Depositaries”).

Clearstream, Luxembourg holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream, Luxembourg provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.

Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier and the Banque Centrale du Luxembourg, which supervise and oversee the activities of Luxembourg banks. Clearstream Participants are financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations, and may include any underwriters or agents involved in the offering or sale of any debt securities or their respective affiliates. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with a Clearstream Participant. Clearstream, Luxembourg has established an electronic bridge with Euroclear as the operator of the Euroclear System (the “Euroclear Operator”) in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.

Distributions with respect to global debt securities held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream, Luxembourg. Euroclear holds securities and book-entry interests in securities for participating organizations (“Euroclear Participants”) and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries. Euroclear provides Euroclear Participants, among other things, with safekeeping, administration, clearance and settlement, securities lending and borrowing, and related services. Euroclear Participants are investment banks, securities brokers and dealers, banks, central banks, supranationals, custodians, investment managers, corporations, trust companies and certain other organizations, and may include any underwriters or agents involved in the offering or sale of any debt securities or their respective affiliates. Non-participants in Euroclear may hold and transfer beneficial interests in a global debt security through accounts with a participant in the Euroclear System or any other securities intermediary that holds a book-entry interest in a global debt security through one or more securities intermediaries standing between such other securities intermediary and Euroclear.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Distributions on interests in global debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depositary for Euroclear.

Transfers between Euroclear Participants and Clearstream Participants will be effected in the ordinary way in accordance with their respective rules and operating procedures.

Cross-market transfers between direct participants in DTC, on the one hand, and Euroclear Participants or Clearstream Participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, Luxembourg, as the case may be, by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, Luxembourg, as the case may be, by the counterparty in such system in accordance with the applicable rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, Luxembourg, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving interests in global debt securities in DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement applicable to DTC. Euroclear Participants and Clearstream Participants may not deliver instructions directly to their respective U.S. Depositaries.

Due to time zone differences, the securities accounts of a Euroclear Participant or Clearstream Participant purchasing an interest in a global debt security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear Participant or Clearstream Participant, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream, Luxembourg) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream, Luxembourg as a result of sales of interests in a global debt security by or through a Euroclear Participant or Clearstream Participant to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream, Luxembourg cash account only as of the business day for Euroclear or Clearstream, Luxembourg following DTC’s settlement date.

Euroclear and Clearstream, Luxembourg are under no obligation to perform or to continue to perform the foregoing procedures and such procedures may be discontinued at any time without notice. None of the Issuer, the Guarantor or any trustee or any underwriters or agents involved in the offering or sale of any debt securities will have any responsibility for the performance by Euroclear or Clearstream, Luxembourg or their respective participants of their respective obligations under the rules and procedures governing their operations.

The information in this section concerning DTC, Euroclear and Clearstream, Luxembourg and their book-entry systems has been obtained from sources that the Issuer believes to be reliable, but the Issuer takes no responsibility for the accuracy of that information.

Redemption and Repurchase

The debt securities of any series may be redeemable at the option of the Issuer or may be subject to mandatory redemption by the Issuer as required by a sinking fund or otherwise. In addition, the debt securities of any series may be subject to repurchase or repayment by the Issuer at the option of the holders. The applicable prospectus supplement will describe the terms, the times and the prices regarding any optional or mandatory redemption by the Issuer or any repurchase or repayment at the option of the holders of any series of debt securities.

Secured Debt Securities

The debt securities of any series and the Guarantee, if any, of the debt securities of any series may be secured by collateral. The applicable prospectus supplement will describe any such collateral and the terms of such secured debt securities.

Merger, Consolidation and Sale of Assets

Unless otherwise specified in the applicable prospectus supplement, the indenture provides that the Issuer will not consolidate or merge with or into or wind up into (whether or not the Issuer is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

•	the Issuer is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation organized or existing under the laws of the jurisdiction of organization of the Issuer or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Person, as the case may be, being herein called the “Successor Company”);

•	the Successor Company, if other than the Issuer, shall expressly assume all the obligations of the Issuer pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory in form to the trustee;

•	immediately after giving effect to the transaction described above, no Event of Default under the indenture, and no event which, after notice or lapse of time or both would become an Event of Default under the indenture, shall have occurred and be continuing;

•	the Guarantor, unless it is the other party to the transactions described above, shall have by supplemental indenture confirmed that its Guarantee shall apply to such person’s obligations under the indenture and the debt securities; and

•	the Trustee shall have received the officer’s certificate and opinion of counsel called for by the indenture.

In addition, with respect to secured debt securities, unless otherwise specified in the applicable prospectus supplement, the indenture provides that immediately after giving pro forma effect to the transaction described above, (1) the Collateral owned by the Successor Company will continue to constitute Collateral under the indenture and related security documents and (2) to the extent any assets of the Person which is merged or consolidated with or into the Successor Company are assets of the type which would constitute Collateral under the related security documents, the Successor Company will take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the security documents in the manner and to the extent required by the indenture.

In the case of any such merger, consolidation, sale, assignment, transfer, lease, conveyance or other disposition in which the Issuer is not the continuing entity and upon execution and delivery by the successor person of the supplemental indenture described above, such Successor Person shall succeed to, and be substituted for the Issuer and may exercise every right and power of the Issuer under the indenture with the same effect as if such successor person had been named as the Issuer therein, and the Issuer shall be automatically released and discharged from all obligations and covenants under the indenture and the debt securities issued under that indenture.

Unless otherwise specified in the applicable prospectus supplement, the merger, consolidation and transfer of assets provisions described above are equally applicable to the Guarantor in its capacity as guarantor of such debt securities.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, an “Event of Default” with respect to the debt securities of any series is defined in the indenture as being:

(1) default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the debt securities;

(2) default for 30 days or more in the payment when due of interest on or with respect to the debt securities;

(3) default in the deposit of any sinking fund payment when and as due with respect to any of the debt securities of that series;

(4) default in the performance, or breach, of any covenant or warranty of the Issuer in the indenture, and continuance of such default or breach for a period of 90 days after there has been given written notice by the Trustee or the holders of at least 25% in principal amount of the outstanding debt securities (with a copy to the Trustee) specifying such default or breach and requiring it to be remedied;

(5) the Issuer, pursuant to or within the meaning of any Bankruptcy Law: (i) commences proceedings to be adjudicated bankrupt or insolvent; (ii) consents to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under applicable Bankruptcy Law; (iii) consents to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or other similar official of it or for all or substantially all of its property; (iv) makes a general assignment for the benefit of its creditors; or (v) generally is not paying its debts as they become due;

(6) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (i) is for relief against the Issuer in an involuntary case or proceeding; (ii) appoints a trustee, receiver, liquidator, custodian or other similar official of the Issuer or any substantial part of the property of the Issuer; or (iii) orders the liquidation of the Issuer; and, in each case in this clause (6), the order or decree remains unstayed and in effect for 90 consecutive days; and

(7) any other Event of Default established for the debt securities of that series.

No Event of Default with respect to any particular series of debt securities necessarily constitutes an Event of Default with respect to any other series of debt securities. The indenture provides that, within 90 days after the occurrence of any default with respect to the debt securities of any series, the Trustee will mail to all holders of the debt securities of that series notice of that default. Except in the case of a default relating to the payment of principal, premium, if any, or interest on debt securities of any series, the Trustee may withhold from the holders notice of any continuing default if and so long as a committee of its responsible officers in good faith determines that withholding the notice is in the interests of the holders of the debt securities. The Trustee shall not be deemed to know of any default unless a responsible officer of the Trustee has actual knowledge thereof or unless written notice of any event which is such a Default is received by the Trustee at the corporate trust office of the Trustee.

The indenture provides that if any Event of Default (other than an Event of Default specified in clauses (5) or (6) of the second preceding paragraph with respect to of the Issuer) occurs and is continuing under the indenture, the Trustee or the holders of at least 25% in principal amount of the then total outstanding debt securities may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding debt securities to be due and payable immediately. Upon the effectiveness of such declaration, such principal and interest shall be due and payable immediately. The Trustee shall have no obligation to accelerate the debt securities if and so long as a committee of its responsible officers in good faith determines acceleration is not in the best interest of the holders of the debt securities. Notwithstanding the foregoing, in the case of an Event of Default arising under clauses (5) or (6), all outstanding debt securities shall be due and payable immediately without further action or notice. The holders of a majority in aggregate principal amount of the then outstanding debt securities by written notice to the Trustee may on behalf of all of the holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

Subject to the provisions of the Trust Indenture Act of 1939 requiring the Trustee, during the continuance of an Event of Default under the indenture, to act with the requisite standard of care, the Trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of debt securities of any series unless those holders have offered the Trustee indemnity reasonably satisfactory to the Trustee against the costs, fees and expenses and liabilities which might be incurred in compliance with such request or direction. Subject to the foregoing, holders of a majority in principal amount of the outstanding debt securities of any series issued under the indenture have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee under the indenture with respect to that series. The indenture requires the annual filing by the Issuer with the Trustee of a certificate which states whether or not the Issuer is in default under the terms of the indenture.

Unless otherwise specified in the applicable prospectus supplement, no holder of any debt securities of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to the indenture, or for the appointment of a receiver or trustee, or for any other remedy under the indenture, unless:

•	such holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the debt securities of such series;

•	the holders of not less than 25% in principal amount of the total outstanding debt securities of such series shall have requested the Trustee to pursue the remedy;

•	holders have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss liability or expense incurred in compliance with such request;

•	the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

•	holders of a majority in principal amount of the total outstanding debt securities have not given the Trustee a direction inconsistent with such request within such 60-day period.

Notwithstanding any other provision of the indenture, the right of any holder of a debt security to receive payment of principal, premium, if any, and interest on the debt security, on or after the respective due dates expressed in the debt security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such holder.

Amendment, Supplement and Waiver

Unless otherwise specified in the applicable prospectus supplement, the indenture permits the Issuer, the Guarantor and the Trustee, with the consent of the holders of at least majority in principal amount of the outstanding debt securities of each series issued under the indenture and affected by a modification or amendment, to modify or amend any of the provisions of the indenture or of the debt securities of the applicable series or the rights of the holders of the debt securities of that series under the indenture. However, no such modification or amendment shall, among other things:

•	change the stated maturity of the principal of, or installment of interest, if any, on, any debt securities, or reduce the principal amount thereof or the interest thereon or any premium payable upon redemption thereof;

•	change the currency in which the principal of (and premium, if any) or interest on such debt securities are denominated or payable;

•	adversely affect the right of repayment or repurchase, if any, at the option of the holder after such obligation arises, impair the right of any holder to receive payment of principal or interest, or reduce the amount of, or postpone the date fixed for, any payment under any sinking fund or amend the contractual right expressly set forth in the indenture or the debt securities to institute suit for the enforcement of any payment on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date);

•	reduce the percentage of holders whose consent is required for modification or amendment of the indenture or for waiver of compliance with certain provisions of the indenture or certain defaults; or

•	modify the provisions that require holder consent to modify or amend the indenture or that permit holders to waive compliance with certain provisions of the indenture or certain defaults;

without in each case obtaining the consent of the holder of each outstanding debt security issued under the indenture affected by the modification or amendment.

Unless otherwise specified in the applicable prospectus supplement, the indenture also contains provisions permitting the Issuer, the Guarantor and the Trustee, without the consent of the holders of any debt securities issued under the indenture, to modify or amend the indenture, among other things:

•	to evidence the succession of another corporation to the Issuer, or, if applicable, the Guarantor under the indenture and the assumption by such successor of the covenants of the Issuer or the Guarantor in compliance with the requirements set forth in the indenture;

•	to add to the covenants for the benefit of the holders or to surrender any right or power herein conferred upon the Issuer or the Guarantor;

•	to add any additional Events of Default;

•	to change or eliminate any of the provisions of the indenture, provided that any such change or elimination shall become effective only when there are no outstanding debt securities of any series created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision and as to which such supplemental indenture would apply;

•	to secure the debt securities;

•	to supplement any of the provisions of the indenture to such extent necessary to permit or facilitate the defeasance and discharge of the debt securities, provided that any such action does not adversely affect the interests of the holders of the debt securities in any material respect;

•	to evidence and provide for the acceptance of appointment hereunder by a successor trustee and to add to or change any of the provisions of the indenture necessary to provide for or facilitate the administration of the trusts by more than one trustee;

•	to cure any ambiguity, omission, defect or inconsistency or to correct or supplement any provision in the indenture which may be defective or which may be inconsistent with any other provision in the indenture, or to make any other provisions with respect to matters or questions arising under the indenture;

•	to change any place or places where the principal of and premium, if any, and interest, if any, on the debt securities shall be payable, the debt securities may be surrendered for registration or transfer, the debt securities may be surrendered for exchange, and notices and demands to or upon the Issuer may be served;

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939;

•	to conform the text of the indenture or the debt securities to any provision of the section regarding the description of the notes contained in the prospectus supplement;

•	to make any amendment to the provisions of the indenture relating to the transfer and legending of debt securities as permitted by the indenture, including, without limitation to facilitate the issuance and administration of the debt securities; provided, however, that (i) compliance with the indenture as so amended would not result in debt securities being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of holders to transfer debt securities; or

•	to add additional guarantees or additional guarantors in respect of all or any securities under the indenture, and to evidence the release and discharge of the Guarantor or other guarantors from its obligations under its guarantee of any or all securities and its obligations under the indenture in respect of any or all securities in accordance with the terms of the indenture.

Unless otherwise specified in the applicable prospectus supplement, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive the compliance of the Issuer or the Guarantor with the provisions described above under “— Merger, Consolidation and Sale of Assets” and certain other provisions of the indenture and, if specified in the prospectus supplement relating to such series of debt securities, any additional covenants applicable to the debt securities of such series. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of all holders of debt securities of that series, waive any past default under the indenture with respect to debt securities of that series and its consequences, except a default in the payment of the principal of, or premium, if any, or interest, if any, on debt securities of that series or, in the case of any debt securities which are convertible into or exchangeable for other securities or property, a default in any such conversion or exchange, or a default in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding debt security of the affected series.

Discharge, Defeasance and Covenant Defeasance

Unless otherwise provided in the applicable prospectus supplement, the Issuer may discharge certain obligations to holders of the debt securities of a series that have not already been delivered to the Trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by depositing with the Trustee, in trust, funds in U.S. dollars in an amount sufficient to pay the entire indebtedness including the principal, premium, if any, and interest to the date of such deposit (if the debt securities have become due and payable) or to the maturity thereof or the redemption date of the debt securities of that series, as the case may be.

The indenture provides that the Issuer may elect either (1) to defease and be discharged from any and all obligations with respect to the debt securities of a series (except for, among other things, obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to the debt securities and to hold moneys for payment in trust) (“legal defeasance”) or (2) to be released from its obligations to comply with the restrictive covenants under the indenture, and any omission to comply with such obligations will not constitute a default or an event of default with respect to the debt securities of a series and clauses (4) and (7) under “— Events of Default” will no longer be applied (“covenant defeasance”). Legal defeasance or covenant defeasance, as the case may be, will be conditioned upon, among other things, the irrevocable deposit by the Issuer with the Trustee, in trust, of an amount in U.S. dollars, or U.S. government obligations, or both, or other applicable currency or government obligations as set forth in a prospectus supplement, applicable to the debt securities of that series which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal or premium, if any, and interest on the debt securities on the scheduled due dates therefor.

If the Issuer effects covenant defeasance with respect to the debt securities of any series, the amount in U.S. dollars, or U.S. government obligations, or both, or other applicable currency or government obligations as set forth in a prospectus supplement, on deposit with the Trustee will be sufficient, to pay amounts due on the debt securities of that series at the time of the stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from such event of default. However, the Issuer would remain liable to make payment of such amounts due at the time of acceleration.

In the case of either legal defeasance or covenant defeasance of the debt securities of a series, the Issuer will be required to deliver to the Trustee an opinion of counsel that the deposit and related defeasance will not cause the holders and beneficial owners of the debt securities of that series to recognize income, gain or loss for U.S. federal income tax purposes. If the Issuer elects legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect.

The Issuer may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

Definitions

As used in the indenture, unless otherwise specified in the applicable prospectus supplement the following terms have the meanings specified below:

“Bankruptcy Law” means Title 11, U.S. Code and any similar federal, state or foreign law for the relief of debtors.

“Collateral” means, collectively, all of the property and assets that are from time to time subject to the Lien of the security documents including the Liens, if any, required to be granted pursuant to the indenture.

“Event of Default” has the meaning set forth under the section “— Events of Default.”

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, joint-stock company, association, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity.

“Subsidiary” means, with respect to any Person, (i) any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof or is consolidated under GAAP with such Person at such time; and (ii) any partnership, joint venture, limited liability company or similar entity of which more than 50% of the equity ownership, whether in the form of membership, general, special or limited partnership interests or otherwise, is owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof.

Governing Law

The indenture and the debt securities (including the Guarantee and any other guarantees endorsed on the debt securities, if any) will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustee

The Trust Indenture Act of 1939 limits the rights of a trustee, if the Trustee becomes a creditor of the Issuer to obtain payment of claims or to realize on property received by it in respect of those claims, as security or otherwise. Any trustee is permitted to engage in other transactions with the Issuer and its subsidiaries from time to time. However, if a trustee acquires any conflicting interest it must eliminate the conflict upon the occurrence of an Event of Default under the indenture or resign as trustee.

PLAN OF DISTRIBUTION

We may sell the debt securities described in this prospectus from time to time in one or more series and in one or more transactions:

•	to purchasers directly;

•	to underwriters for public offering and sale by them;

•	through agents;

•	through dealers; or

•	through a combination of any of the foregoing methods of sale.

We may sell the debt securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act, with respect to any resale of the debt securities. A prospectus supplement will describe the terms of any sale of debt securities we are offering hereunder. Direct sales may be arranged by one or more securities broker-dealers or other financial intermediaries.

The applicable prospectus supplement will name any underwriter involved in a sale of debt securities. We, the underwriters, agents or dealers described above may offer and sell debt securities from time to time at a fixed price or prices, which may be changed, or from time to time at market prices or prices relating to such market prices or at negotiated prices. Underwriters may be deemed to have received compensation from us from sales of debt securities in the form of underwriting discounts or commissions and may also receive commissions from purchasers of debt securities for whom they may act as agent. Underwriters may be involved in any at the market offering of debt securities by or on our behalf.

Underwriters may sell debt securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

Unless otherwise specified in the applicable prospectus supplement, the obligations of any underwriters to purchase debt securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the debt securities if any are purchased.

The applicable prospectus supplement will set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the debt securities at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.

We will name any agent involved in a sale of debt securities, as well as any commissions payable by us to such agent, in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, any such agent will be acting on a reasonable efforts basis for the period of its appointment.

If we utilize a dealer in the sale of the debt securities being offered pursuant to this prospectus, we will sell the debt securities to the dealer, as principal. The dealer may then resell the debt securities to the public at varying prices to be determined by the dealer at the time of resale.

Underwriters, dealers and agents participating in a sale of the debt securities may be deemed to be underwriters as defined in the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the debt securities may be deemed to be underwriting discounts and commissions under the Securities Act. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses.

Underwriters or agents and their affiliates may be customers of, engage in transactions with or perform services for us or our affiliates.

Unless otherwise specified in the applicable prospectus supplement, we will not list the debt securities on any securities exchange. The debt securities may be a new issue of securities with no established trading market. Any underwriters that purchase the debt securities for public offering and sale may make a market in such debt securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We make no assurance as to the liquidity of or the trading markets for any debt securities.

VALIDITY OF THE SECURITIES

Unless we state otherwise in the applicable prospectus supplement, the legal validity of the securities offered by this prospectus will be passed upon for us by Hogan Lovells US LLP, New York, New York, and for any underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of 21st Century Fox appearing in the Guarantor’s Annual Report (Form 10-K) for the year ended June 30, 2016, and the effectiveness of 21st Century Fox’s internal control over financial reporting as of June 30, 2016, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Debt Securities

Guarantees of Debt Securities

PROSPECTUS

The date of this prospectus is May 11, 2017.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the date of this prospectus. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

Securities and Exchange Commission filing fee	$	*
Accounting fees and expenses		**
Legal fees and expenses		**
Rating agency fees		**
Printing fees		**
Trustee’s fees and expenses		**
Miscellaneous		**
Total		**

*	Deferred in reliance on Rule 456(b) and 457(r).
**	These fees and expenses are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

The Issuer and the Guarantor are each organized under the laws of the state of Delaware. Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”), provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a pending or completed action, suit or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful, provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such an indemnification is proper under the circumstances.

Section 102(b)(7) of the DGCL enables a corporation in its original certificate of incorporation, or an amendment thereto validly approved by stockholders, to eliminate or limit personal liability of members of its Board of Directors for violations of a director’s fiduciary duty of care. However, the elimination or limitation shall not apply where there has been a breach of the duty of loyalty, a failure to act in good faith, intentional misconduct or a knowing violation of a law, a violation of Section 174 of the DGCL or an improper personal benefit is obtained in any transaction.

With Respect to the Issuer

The Issuer’s Restated Certificate of Incorporation provides that a director shall not be liable to the Issuer or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended.

The Amended and Restated By-Laws of the Issuer include indemnification provisions substantially similar to the indemnification provisions included in the Guarantor’s Amended and Restated By-Laws as described below.

The Guarantor maintains insurance on behalf of its officers and directors and officers and directors of its subsidiaries, including the Issuer, against any liability which may be asserted against any such officer or director, subject to certain customary exclusions.

With Respect to the Guarantor

The Guarantor’s Restated Certificate of Incorporation provides that a director shall not be liable to the Guarantor or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended.

The Amended and Restated By-Laws of the Guarantor provide, generally, that, to the fullest extent permitted by the DGCL, as it exists or may in the future be amended, the Guarantor will indemnify each person who was or is made a party to, or is threatened to be made a party to or who is otherwise involved in, any action, suit, or proceeding, whether civil, criminal or otherwise, by reason of the fact that he or she is or was a director or officer of the Guarantor or any of its subsidiaries or is or was serving at the request of the Guarantor as a director or officer of any other corporation, partnership or other enterprise, whether the basis of such action, suit or proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer (and may indemnify, to the extent authorized by its Board of Directors, any officer, employee or agent of the Guarantor), against all expense, liability, and loss reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to such person who has ceased to be a director, officer, employee or in any other capacity and shall inure to the benefit of the indemnitee’s heirs, executors, and administrators.

The Guarantor maintains insurance on behalf of its officers and directors.

Article VII of the Guarantor’s Amended and Restated By-Laws includes the following language:

ARTICLE VII — INDEMNIFICATION

Section 1. Indemnification.

Each person who was or is made a party to or is threatened to be made a party to or is otherwise involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a “Proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation or any of its direct or indirect subsidiaries or is or was serving at the request of the Corporation as a director or officer of any other corporation or of a partnership, limited liability company, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan, or in any other capacity (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in such person’s official capacity or in any other capacity while holding such office, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended, against all expense, liability, and loss (including attorneys’ fees, judgments, fines, excise or other taxes assessed with respect to an employee benefit plan, penalties, and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith, and such indemnification shall continue as to an indemnitee who has ceased to serve as a director or officer or in any other capacity and shall inure to the benefit of the indemnitee’s heirs, executors, and administrators; provided, however, that, except as provided in Section 3 of this ARTICLE VII with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board.

Section 2. Advancement of Expenses.

The Corporation shall to the fullest extent not prohibited by applicable law pay the reasonable expenses (including reasonable attorneys’ fees) incurred by indemnitee in defending any proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that no such advancement of expenses shall be made except upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision or order from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this ARTICLE VII or otherwise.

Section 8. Indemnification of Other Persons.

The Corporation may, to the extent authorized from time to time by the Board, grant indemnification rights and rights to the advancement of expenses to any officer, employee or agent of the Corporation to the fullest extent of the provision of this ARTICLE VII and as permitted by the DGCL with respect to the indemnification and advancement of expenses to directors.”

Item 16. Exhibits.

The exhibits listed on the Index to Exhibits of this registration statement are filed herewith or are incorporated herein by reference to other filings.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser,

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act of 1939.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 11th day of May, 2017.

21ST CENTURY FOX AMERICA, INC.

By:	/s/ James R. Murdoch
James R. Murdoch President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James R. Murdoch, John P. Nallen and Janet Nova, or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 11, 2017.

Signature	Title

/s/ James R. Murdoch James R. Murdoch	Director, President and Chief Executive Officer (Principal Executive Officer)

/s/ John P. Nallen John P. Nallen	Director, Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Lachlan K. Murdoch Lachlan K. Murdoch	Director and Chairman

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 11th day of May, 2017.

TWENTY-FIRST CENTURY FOX, INC.

By:	/s/ James R. Murdoch
James R. Murdoch Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James R. Murdoch, John P. Nallen and Janet Nova, or any one of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 11, 2017.

Signature	Title

/s/ James R. Murdoch James R. Murdoch	Director and Chief Executive Officer (Principal Executive Officer)

/s/ John P. Nallen John P. Nallen	Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ K. Rupert Murdoch K. Rupert Murdoch	Executive Chairman

/s/ Lachlan K. Murdoch Lachlan K. Murdoch	Executive Chairman

/s/ Chase Carey Chase Carey	Vice Chairman

/s/ Delphine Arnault Delphine Arnault	Director

/s/ James W. Breyer James W. Breyer	Director

/s/ David F. DeVoe David F. DeVoe	Director

Signature	Title

/s/ Viet Dinh Viet Dinh	Director

/s/ Roderick I. Eddington Roderick I. Eddington	Director

/s/ Jacques Nasser Jacques Nasser	Director

/s/ Robert S. Silberman Robert S. Silberman	Director

/s/ Tidjane Thiam Tidjane Thiam	Director

/s/ Jeffrey W. Ubben Jeffrey W. Ubben	Director

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description

1.1	Form of Underwriting Agreement.*

4.1	Form of Indenture by and among 21st Century Fox America, Inc., as issuer, Twenty-First Century Fox, Inc., as guarantor, and The Bank of New York Mellon, as trustee.**

4.2	Form of Debt Security (Included in the Form of Indenture filed as Exhibit 4.1).**

5.1	Opinion of Hogan Lovells US LLP.**

12.1	Ratio of Earnings to Fixed Charges of Twenty-First Century Fox, Inc.**

23.1	Consent of Ernst & Young LLP regarding Twenty-First Century Fox, Inc.**

23.2	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).**

24.1	Power of Attorney (Included in the signature pages of this registration statement).**

25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon with respect to the form of Indenture.**

*	To be filed, if necessary, by amendment or incorporated by reference as an exhibit to a report pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act in connection with the offering of specific securities.
**	Filed herewith.